EXHIBIT 5

                       [LETTERHEAD OF WILLIAM E. NAVOLIO]

May 10, 2002

First Oak Brook Bancshares, Inc.
1400 Sixteenth Street
Oak Brook, Illinois 60523

         Re: First Oak Brook Bancshares, Inc. Employee Stock Option Plan - Legal Opinion Concerning the Validity of Shares Offered

Gentlemen:

         I am Vice President, General Counsel and Secretary of First Oak Brook Bancshares, Inc., a Delaware corporation (the "Registrant" or "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 100,000 shares of Common Stock, $2 par value per share (the "Shares"), and the related preferred stock purchase rights (the "Rights," and collectively with the Shares, the "Securities"), of the Registrant. A registration statement on Form S-8 (the "Registration Statement") is being filed under the Act concurrently herewith to register the Securities which will be granted to eligible employees of the Registrant and participating subsidiaries pursuant to the First Oak Brook Bancshares, Inc. Employee Stock Option Plan (the "Plan").

         In connection with the offering of the Shares, I have examined:

         (i) The Plan which is incorporated by reference as Exhibit 4.1 to the Registration Statement on Form S-8 of the Company;

         (ii)     the Registration Statement including the exhibits thereto; and

         (iii) such other documents as I deemed necessary to form the opinions hereinafter expressed.

         My opinion assumes that:

         (a) The pertinent provisions of such blue sky and securities laws as may be applicable have been complied with; and

         (b) The Shares are issued in accordance with the terms of the Plan and any shares of Series A Preferred Stock issued upon the exercise of the Rights are issued in accordance with the Registrant's Restated Certificate of Incorporation and Shareholder Rights Plan.

         Based and relying solely upon the foregoing, I advise you that, in my opinion, the Shares, or any portion thereof, to the extent such Shares represent original issuance by the Registrant, when issued pursuant to the Plan after the Registration Statement has become effective under the Act, will be validly issued, fully paid and non-assessable.

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         I hereby consent to the filing of this opinion as Exhibit 5 to the
Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Very truly yours,



                                   /s/  William E. Navolio
                                   ---------------------------------------------
                                   William E. Navolio
                                   Vice President, General Counsel and Secretary First Oak Brook Bancshares, Inc.

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